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                                                                   Exhibit 3.27b

                                   REGULATIONS

                                       OF

                                REDI-MIX GP, LLC

                          DATED AS OF NOVEMBER 17, 2003

THE MEMBERSHIP INTERESTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY JURISDICTION. NO MEMBERSHIP INTEREST MAY BE SOLD OR OFFERED FOR SALE (WITHIN THE MEANING OF ANY SECURITIES
LAW) UNLESS A REGISTRATION STATEMENT UNDER ALL APPLICABLE SECURITIES LAWS WITH RESPECT TO THE MEMBERSHIP INTEREST IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS IS THEN APPLICABLE TO THE MEMBERSHIP INTEREST. A MEMBERSHIP INTEREST ALSO MAY NOT BE TRANSFERRED OR ENCUMBERED UNLESS THE APPLICABLE PROVISIONS OF THESE REGULATIONS ARE SATISFIED.


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                                   REGULATIONS
                                       OF
                                REDI-MIX GP, LLC

     THESE REGULATIONS OF REDI-MIX GP, LLC (these "Regulations"), dated as of November 17, 2003, are adopted, executed and agreed to by Redi-Mix, L.P., a Texas limited partnership, as the Sole Member:

                                    ARTICLE I
                                   DEFINITIONS

     1.01 Definitions. As used in these Regulations, the following terms have the following meanings:

          "Act" means the Texas Limited Liability Company Act and any successor statute, as amended from time to time.

          "Affiliate" means any Person that controls, is controlled by or under common control with another Person.

          "Articles" has the meaning given that term in Section 2.01.

          "Capital Contribution" means any contribution by the Member to the capital of the Company.

          "Code" means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

          "Company" means Redi-Mix GP, LLC, a Texas limited liability company.

          "Manager" means Bill C. Mabry, or such other Person as selected by the Member.

          "Member" means Redi-Mix, L.P., a Texas limited partnership.

          "Membership Interest" means the interest of the Member in the Company, including, without limitation, rights to distributions (liquidating or otherwise), allocations, information and to consent or approve.

          "Person" has the meaning given that term in article 1.02(A)(4) of the Act.

          "Proceeding" has the meaning given that term in Section 6.01.

          "Regulations" has the meaning given that term in the introductory paragraph.

          "TBCA" means the Texas Business Corporation Act and any successor statute, as amended from time to time.

Other terms defined herein have the meanings so given them.


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     1.02 Construction. Whenever the context requires, the gender of all words used in these Regulations includes the masculine, feminine and neuter. All references to Articles and Sections refer to articles and sections of these Regulations.

                                   ARTICLE II
                                  ORGANIZATION

     2.01 Formation. The Company has been organized as a Texas limited liability company by the filing of Articles of Organization (the "Articles") under and pursuant to the Act and the issuance of a certificate of organization for the Company by the Secretary of State of Texas.

     2.02 Name. The name of the Company is "Redi-Mix GP, LLC" and all Company business must be conducted in that name or such other names that comply with applicable law as the Member may select from time to time.

     2.03 Registered Office; Registered Agent: Principal Office in the United
States: Other Offices. The registered office of the Company required by the Act to be maintained in the State of Texas shall be the office of the initial registered agent named in the Articles or such other office (which need not be a place of business of the Company) as the Member may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Texas shall be the initial registered agent named in the Articles or such other Person or Persons as the Member may designate from time to time in the manner provided by law. The principal office of the Company in the United States shall be at such place as the Member may designate from time to time, which need not be in the State of Texas, and the Company shall maintain records there as required by article 2.22 of the Act and shall keep the street address of such principal office at the registered office of the Company in the State of Texas. The Company may have such other offices as the Member may designate from time to time.

     2.04 Purpose. The Company may conduct any lawful business, purpose or activity permitted by the Act.

     2.05 Duration. The period of duration of the Company is perpetual, unless the Company dissolves in accordance with the provisions of these Regulations.

     2.06 Mergers and Exchanges. The Company may be a party to (a) a merger or
(b) an exchange or acquisition of the type described in Part Ten of the Act.

     2.07 Liability to Third Parties. No Member or Manager shall be liable for the debts, obligations or liabilities of the Company, including under a judgment decree or order of a court.

     2.08 Resignation of the Member. The Member or Manager may resign from the Company at any time.


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                                   ARTICLE III
                              CAPITAL CONTRIBUTIONS

     3.01 Initial Contributions. The Member has made a Capital Contribution of One Thousand Dollars ($1,000) to the Company.

     3.02 Subsequent Contributions. The Member shall not be required to make any additional contributions to the capital of the Company.

     3.05 Advances by the Member. If the Company does not have sufficient cash to pay its obligations, the Member may advance all or part of the needed funds to or on behalf of the Company. An advance described in this Section constitutes a loan from the Member to the Company, bears interest at a rate determined by the Member from the date of the advance until the date of payment, and is not a Capital Contribution.

                                   ARTICLE IV
                          ALLOCATIONS AND DISTRIBUTIONS

     4.01 Allocations. All items of income, gain, loss, deduction and credit of the Company shall be allocated to the Member.

     4.02 Distributions. Subject to the limitations of article 5.09.A of the Act, from time to time the Manager may cause the Company to make a distribution of cash or other property to the Member. From time to time the Manager also may cause property of the Company other than cash to be distributed to the Member, which distribution may be made subject to existing liabilities and obligations.

                                    ARTICLE V
                                   MANAGEMENT

     5.01 Management by Manager. Except as otherwise provided in this Agreement, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Manager. The Member shall select the Manager. The Member may remove the Manager at any time, with or without cause, upon delivery to the Manager at the principal office of the Company of written notice of such removal.

     5.02 Compensation. The Manager shall receive such compensation, if any, for its services as may be designated from time to time by the Member. In addition, the Manager shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of its services hereunder, including the portion of its overhead reasonably allocable to Company activities.

     5.03 No Fiduciary Duties. The Manager shall have no fiduciary duties to the Company. By way of illustration, and not by limitation, (i) the Manager may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ones in competition with the Company, with no obligation to offer to the Company the


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right to participate therein and (ii) the Company may transact business with the
Manager or any Affiliate thereof.

     5.04 Officers. The Manager may, from time to time, designate one or more Persons to be officers of the Company. No officer need be a resident of the State of Texas or a Member. Any officers so designated shall have such authority and perform such duties as the Manager may, from time to time, delegate to them. The Manager may assign titles to particular officers. Unless the Manager decides otherwise, if the title is one commonly used for officers of a business corporation formed under the TBCA, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office, subject to any specific delegation of authority and duties made to such officer by the Manager pursuant to this Section 5.04. Each officer shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same Person. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Manager. Any officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Manager. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any officer may be removed as such, either with or without cause, by the Manager whenever in its judgment the best interests of the Company will be served thereby; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the Person so removed. Designation of an officer shall not of itself create contract rights. Any vacancy occurring in any office of the Company may be filled by the Manager.

     5.05 Action by Written Consent. Whenever the approval or consent of the Member or the Manager is required or permitted hereunder, such approval or consent shall take the form of a written consent executed by a duly authorized representative of the Member or the Manager.

                                   ARTICLE VI
                                 INDEMNIFICATION

     6.01 Right to Indemnification. Subject to the limitations and conditions as provided in this Article VI, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereinafter a "Proceeding"), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he, or a Person of whom he is the legal representative, is or was a Member or Manager of the Company shall be indemnified by the Company to the fullest extent permitted by the Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys' fees) actually incurred by such Person in connection with such Proceeding, and indemnification under this Article VI shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to this
Article VI shall


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be deemed contract rights, and no amendment, modification or repeal of this
Article VI shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Article VI could involve indemnification for negligence or under theories of strict liability.

     6.02 Advance Payment. The right to indemnification conferred in this
Article VI shall include the right to be paid or reimbursed by the Company the reasonable expenses incurred by a Person of the type entitled to be indemnified under Section 6.01 who was, is or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without 'any determination as to the Person's ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such Person in advance of the final disposition of a Proceeding, shall be made only upon delivery to the Company of a written affirmation by the Person of his good faith belief that he has met the standard of conduct necessary for indemnification under this Article VI and a written undertaking, by or on behalf of such Person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified Person is not entitled to be indemnified under this Article VI or otherwise.

     6.03 Indemnification of Officers, Employees andAgents. The Company, by adoption of a resolution of the Member, may indemnify and advance expenses to an officer, employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to the Member or the Manager under this Article VI; and the Company may indemnify and advance expenses to Persons who are not or were not members, managers, officers, employees or agents of the Company but who are or were serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a Person to the same extent that it may indemnify and advance expenses to the Member under this Article VI.

     6.04 Appearance as a Witness. Notwithstanding any other provision of this
Article VI, the Company may pay or reimburse expenses incurred by a Person in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not a named defendant or respondent in the Proceeding.

     6.05 Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article VI shall not be exclusive of any other right which the Member, Manager or other Person indemnified pursuant to this Article VI may have or hereafter acquire under any law (common or statutory), provision of the Articles or these Regulations, agreement, vote of the Member or otherwise.

     6.06 Insurance. The Company may purchase and maintain insurance, at its expense, to protect itself and any Person who is or was serving as an officer, manager, employee or agent of the Company or is or was serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or


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domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under this
Article VI.

     6.07 Savings Clause. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Member, Manager or any other Person indemnified pursuant to this Article VI as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any Proceeding to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

                                   ARTICLE VII
                                 TAXES AND BOOKS

     7.01 Federal Income Tax Treatment. For federal income tax purposes, the Company shall be disregarded as an entity separate from the Member pursuant to Treasury Regulations Section 301.7701-3(b)(1)(ii). No federal income tax returns shall be filed by the Company.

     7.02 Other Tax Returns. Subject to Section 7.01, the Manager shall cause to be prepared and filed all necessary tax returns for the Company.

     7.03 Maintenance of Books. The Company shall keep books and records of accounts. The books of account for the Company shall be maintained on a basis determined by the Manager. The calendar year shall be the accounting year of the Company.

                                  ARTICLE VIII
                    DISSOLUTION, LIQUIDATION AND TERMINATION

     8.01 Dissolution. The Company shall dissolve and its affairs shall be wound up on the first to occur of the following:

          (a) the written consent of the Member; or

          (b) entry of a decree of judicial dissolution of the Company under article 6.02 of the Act.

The Company shall not be dissolved upon the death, expulsion, withdrawal, bankruptcy or dissolution of the Member or the occurrence of any other event which terminates the continued membership of the Member.

     8.02 Liquidation and Termination. On dissolution of the Company, the Manager shall act as liquidator or may appoint one or more other Persons to act as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidator shall continue to operate the Company properties with all


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of the power and authority of the Manager. The steps to be accomplished by the liquidator are as follows:

          (a) the liquidator shall cause the notice described in article 6.05(A)(2) of the Act to be mailed to each known creditor of and claimant against the Company in the manner described in such article 6.05(A)(2);

          (b) the liquidator shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including, without limitation, all expenses incurred in liquidation and any advances described in Section 3.05) or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and

          (c) all remaining assets of the Company shall be distributed to the Member. The distribution of cash and/or property to the Member in accordance with the provisions of this Section 8.02 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its Membership Interest and all the Company's property and constitutes a compromise to which the Member has consented within the meaning of article 5.02(D) of the Act.

     8.03 Deficit Capital Accounts. Notwithstanding anything to the contrary contained in these Regulations, and notwithstanding any custom or rule of law to the contrary, the Member shall not be responsible for any deficit in any capital account attributed to the Member, and upon dissolution of the Company any such deficit shall not be an asset of the Company and the Member shall not be obligated to contribute such amount to the Company to bring the balance of the Member's capital account to zero.

     8.04 Articles of Dissolution. On completion of the distribution of Company assets as provided herein, the Company is terminated, and the Manager (or such other Person or Persons as the Act may require or permit) shall file Articles of Dissolution with the Secretary of State of Texas and take such other actions as may be necessary to terminate the Company.

                                   ARTICLE IX
                               GENERAL PROVISIONS

     9.01 Entire Agreement Supersedure. These Regulations constitute the entire agreement of the Member relating to the Company and supersedes all prior contracts or agreements with respect to the Company, whether oral or written.

     9.02 Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.


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     9.03 Amendment or Modification. These Regulations may be amended or modified from time to time only by a written instrument adopted by the Member.

     9.04 Binding Effect. These Regulations are binding on and inure to the benefit of the Member and its respective heirs, legal representatives, successors and assigns.

     9.05 Governing Law; Severability. THESE REGULATIONS ARE GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THESE REGULATIONS TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of these Regulations and (a) any provision of the Articles, or (b) any mandatory provision of the Act or (to the extent such statutes are incorporated into the Act) the TBCA or the Texas Miscellaneous Corporation Laws Act, the applicable provision of the Articles, the Act, the TBCA or the Texas Miscellaneous Corporation Laws Act shall control. If any provision of these Regulations or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of these Regulations and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by law.

     IN WITNESS WHEREOF, the Member has executed these Regulations as of the date first set forth above.

                                        REDI-MIX, L.P.

                                        By: Redi-Mix Management, Inc.,
                                            its General Partner


                                        By:
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                                        Name:
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                                        Title:
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